UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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AtriCure, Inc.
(Name of Registrant as Specified In Its Charter)
_________________________________________________________________________
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AtriCure, Inc.
7555 Innovation Way
Mason, Ohio 45040

Supplemental Information Regarding Proposal Five
(Approval of Amendment to 2014 Stock Incentive Plan to Increase Number of Shares Authorized)

This additional proxy material is being filed to supplement the disclosure concerning the proposed amendment of the AtriCure, Inc. 2014 Stock Incentive Plan (the "2014 Plan") discussed in Proposal Five of our Proxy Statement filed with the Securities and Exchange Commission on April 15, 2016 (the "Proxy Statement").

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Supplemental Disclosure Concerning Proposal Five

Institutional Shareholder Services ("ISS") has recommended that our shareholders vote against Proposal Five primarily due to the potential excessive cost of the 2014 Incentive Plan. ISS calculated the potential cost of the 2014 Plan using its proprietary shareholder value transfer (SVT) model. ISS' SVT model considers, among other data points, (a) the number of new shares of common stock requested under the plan, (b) the number of shares of common stock available for future awards under the plan, and (c) the number of shares of common stock subject to awards outstanding under the plan. We believe ISS used outdated information for each of these data points to calculate the potential cost of the 2014 Plan.

In response to ISS' voting recommendation, the table below provides current information (as of March 31, 2016) on the number of shares of common stock available for issuance under the 2014 Plan, as well as the number of stock options and full value awards outstanding under the 2014 Plan.

Number of Shares as of March 31, 2016
Shares Available for Future Awards	742,243
Outstanding Stock Options—Time Based (remaining term: 6.20 years, weighted exercise price of $12.08)	2,494,747
Outstanding Stock Options—Performance Based (remaining term: 7.21 years; weighted exercise price of $13.48)	450,000
Outstanding Restricted Stock Awards	1,535,184
Outstanding Shares of Common Stock	33,083,658

Except as described above, Proposal Five, as contained in the Proxy Statement, remains unchanged. THE BOARD OF DIRECTORS CONTINUES TO RECOMMEND THAT YOU VOTE FOR THE APPROVAL OF THE ATRICURE, INC. AMENDED 2014 STOCK INCENTIVE PLAN AND THE RE-APPROVAL OF ITS PERFORMANCE MEASURES FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE .